Exhibit 10.29
                             FIRST AMENDMENT TO THE
                                SOUTHERN COMPANY
                              EMPLOYEE SAVINGS PLAN


     WHEREAS, Southern Company Services, Inc. ("Company") adopted the latest amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of January 1, 2002;

     WHEREAS, the Board of Directors of the Company authorized the merger of The Southern Company Performance Sharing Plan into the Plan;

     WHEREAS, the Employee Savings Plan Committee ("Committee") desires to amend the Plan to incorporate provisions relating to the merger of The Southern Company Performance Sharing Plan into the Plan, effective as of June 21, 2002;

     WHEREAS, the Committee further desires to amend the Plan to incorporate certain "good faith" provisions required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), to increase the deferral limits on before-tax and employee after-tax contributions under the Plan, to modify certain requirements for the diversification and withdrawal of matching contributions, and to reflect the change in the corporate structure of Southern Company Energy Solutions, Inc.

     WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of the dates provided herein:

                                       1.

     Section 2.51, "Participant," is deleted in its entirety and replaced with the following new Section 2.51, effective as of June 21, 2002:

          2.51 "Participant" shall mean (a) an Eligible Employee who has elected to participate in the Plan as provided in Article III and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan, (c) an Eligible Employee who has made a Rollover Contribution to this Plan to the extent that the Provisions of the Plan apply to such Rollover Contribution of the Eligible Employee, (d) an Employee or former Employee for whom a Transferred ESOP Account is maintained under the Plan, and (e) an Employee or former Employee for whom an Account is maintained for amounts transferred to the Plan from the Performance Sharing Plan.

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                                       2.

     A new definition Section 2.72 is added to the Plan, effective as of June 21, 2002:

          2.72 "Performance Sharing Plan" shall mean The Southern Company Performance Sharing Plan, as such plan existed prior to June 21, 2002.

                                       3.

     Section 3.3, "No Restoration of Previously Distributed Benefits," is amended by adding the following paragraph to the end of such Section, effective as of June 21, 2002:

          Notwithstanding the foregoing, a Participant who terminated employment at a time when he was zero percent (0%) vested in his account under the Performance Sharing Plan and was deemed cashed-out of the Performance Sharing Plan, and who returns to the employ of an Affiliated Employer before incurring five (5) consecutive One-Year Breaks in Service shall be deemed to have bought back into this Plan and shall be entitled to a restoration of his benefits attributable to amounts under the Performance Sharing Plan, unadjusted for any subsequent gains or losses.

                                       4.

     Section 4.1, "Elective Employer Contributions," is deleted in its entirety and replaced with the following new Section 4.1, effective as of July 1, 2002:

          4.1 Elective Employer Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Committee to have his Compensation reduced by a whole percentage of his Compensation, which percentage shall not be less than one percent (1%) nor more than twenty-five percent (25%) (twelve percent (12%) for a Highly Compensated Employee) of his Compensation, except to the extent permitted under Section 4.12 of the Plan and Code Section 414(v), such Elective Employer Contribution to be contributed to his Account under the Plan.

                                       5.

     Section 4.6, "Voluntary Participant Contributions," is deleted in its entirety and replaced with the following new Section 4.6, effective as of July 1, 2002:

          4.6 Voluntary Participant Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Committee to contribute to his Account a Voluntary Participant Contribution consisting of any whole percentage of his Compensation, which percentage is not less than one percent (1%) nor more than twenty-five percent (25%) of his Compensation. The maximum Voluntary Participant Contribution shall be reduced by the percent, if any, which is contributed as an Elective Employer Contribution


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

     on behalf of such Participant under Section 4.1. Notwithstanding the above, a Highly Compensated Employee may elect to contribute not less than one percent (1%) nor more than three percent (3%) of his Compensation as a Voluntary Participant Contribution.

                                       6.

     Section 5.4, "Multiple Use Limitation," is deleted in its entirety, effective as of January 1, 2002.

                                       7.

     Section 6.3, "Combination of Plans," is deleted in its entirety and replaced with the following new Section 6.3, effective as of June 21, 2002:

          6.3 Combination of Plans. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.1, corrective adjustments shall be made first under this Plan and then, to the extent necessary, under The Southern Company Employee Stock Ownership Plan.

                                       8.

     Section 8.3, "Investment of Employer Matching Contributions," is deleted in its entirety and replaced with the following new Section 8.3, effective as of July 12, 2002:

          8.3 Investment of Employer Matching Contributions. Employer Matching Contributions shall be initially invested entirely in the Company Stock Fund. Nevertheless, a Participant may elect at any time to invest all or a portion of the amount credited to his Employer Matching Contribution subaccount in any of the Investment Funds under this Plan as provided in
     Section 8.5.

                                       9.

     A new subsection (e) is added to Section 9.1, "Establishment of Accounts," effective as of June 21, 2002:

          (e) Upon the merger of the Performance Sharing Plan into this Plan effective as of June 21, 2002, a Participant's interest in the Performance Sharing Plan which is transferred to this Plan shall be added to the Participant's Employer Matching Contributions subaccount and shall be treated as Employer Matching Contributions under the Plan. In the event a Participant for whom amounts were transferred from the Performance Sharing Plan did not have an Account under this Plan prior to such transfer, an Employer Matching Contributions subaccount shall be established for such Participant. Except as otherwise determined by the Committee, the investment elections in effect under the Performance Sharing Plan at the time amounts are transferred to this Plan shall continue to apply to such amounts under this Plan, and Participants may thereafter direct the


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

     investment of such amounts notwithstanding any restrictions set forth in
     Section 8.3.

                                       10.

     Subsection (a)(5) of Section 11.1, "Withdrawals by Participants," is deleted in its entirety and replaced with the following new subsection (a)(5), effective as of July 12, 2002:

          (5) All amounts described above, plus all or a portion of the value of his Account attributable to his Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                                      11.

     Subsection (c)(4) of Section 11.6, "Requirement of Hardship," is deleted in its entirety, effective as of January 1, 2002.

                                      12.

     Section 12.3, "Distribution upon Death," is deleted in its entirety and replaced with the following new Section 12.3, in order to clarify the death distribution provisions applicable to terminated vested participants:

          12.3 Distribution upon Death. If a Participant dies before he begins receiving a distribution of his Account in accordance with this Article XII, the entire balance credited to the Participant's Account shall be distributed as soon as practicable to the Participant's surviving Beneficiary or Beneficiaries in a lump sum.

                                      13.

     Subsection (b) of Section 12.6, "Commencement of Benefits," is amended by deleting the last sentence in the first paragraph thereof, effective as of January 1, 2002.

                                      14.

     Section 12.13, "Distribution of Dividends Payable on Common Stock," is amended to clarify the election period applicable to dividend distributions by replacing the first sentence of the second paragraph thereof with the following:

     A Participant may change his election whether to receive a cash distribution of dividends during the first month of each calendar quarter.


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                                      15.

     Appendix A, "Employing Companies," is amended by deleting "Southern Company Energy Solutions, Inc." and by adding, effective as of March 5, 2001, "Southern Company Energy Solutions, LLC," and the current Appendix A is replaced with the Appendix A attached hereto.

                                      16.

     Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this First Amendment.

     IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Employee Savings Plan Committee, has adopted this First Amendment to The Southern Company Employee Savings Plan this ____ day of ___________________, 2002.

                                          EMPLOYEE SAVINGS PLAN COMMITTEE:







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                        APPENDIX A - EMPLOYING COMPANIES


         The Employing Companies as of January 1, 2002 are:

                  Alabama Power Company
                  Georgia Power Company
                  Gulf Power Company
                  Mississippi Power Company
                  Savannah Electric and Power Company
                  Southern Communications Services, Inc.
                  Southern Company Energy Solutions, LLC
                  Southern Company Services, Inc.
                  Southern Nuclear Operating Company, Inc.